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                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 2059


                                  FORM 8-K
                               CURRENT REPORT

                      Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported):
                         November 24, 1998

                            RIDDELL SPORTS INC.

             (Exact Name of Registrant as Specified in Charter)

Delaware                    0-19298               22-2890400
------------------       ----------------    -----------------
(State or Other          (Commission         IRS Employer
Jurisdiction of           File Number)       Identification No.)


            900 Third Avenue, Floor 27, New York, New York 10022
          (Address of Principal Executive Offices)      (Zip Code)



     Registrant's telephone number, including area code (212) 826 4300

                                    N/A
       --------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)





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Item 5.   OTHER EVENTS

RECENT DEVELOPMENTS

     On November 24, 1998 the Company finalized its agreement with UMBRO International, Inc. to license the UMBRO(R) trademark for use in connection with the manufacture and/or distribution of soccer apparel, footwear and equipment to the team channel of distribution in the United States of America. The license has an initial term of 5 years with a renewal option for an additional 5 years if the Company achieves certain sales volume requirements.

     The Company and Signal Apparel Company, Inc. have agreed to share certain marketing expenses and to jointly develop the UMBRO brand. Concurrently with the Company's entering into its license, Signal entered into a license agreement with UMBRO International, Inc. to sell UMBRO brand soccer apparel, footwear and equipment to the branded channel in the United States.

     On December 1, 1998 the Company announced that Dan Cougill, President and Chief Operating Officer of the Riddell Group Division, had resigned and that the Company had no plans to hire a replacement. The Company's President and Chief Executive Officer, David Mauer, will assume the duties previously undertaken by Mr. Cougill.


Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS

          (c)  None




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                        RIDDELL SPORTS INC.

DATED:    December 1, 1998              By: /s/Lisa Marroni
                                        ----------------------
                                        Lisa Marroni
                                        Vice President